[THACHER PROFFITT GRAPHIC OMITTED]                   Thacher Proffitt & Wood LLP
                                                     Two World Financial Center
                                                     New York, NY 10281
                                                     212.912.7400

                                                     Fax: 212.912.7751
                                                     www.tpw.com

                                         March 29, 2007

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

         Opinion: Takedown
         Citigroup Commercial Mortgage Securities Inc. (the "Registrant")
         Registration Statement on Form S-3, No. 333-132746
         Citigroup Commercial Mortgage Securities Inc., CD 2007-CD4 Commercial
           Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
           CD 2007-CD4
         Prospectus Supplement, dated March 14, 2007 (the "Prospectus
           Supplement"), including the related Prospectus, dated March 5, 2007
           (the "Prospectus")

Ladies and Gentlemen:

         We have acted as counsel to Registrant in connection with the offer and sale of the certificates described above (the "Certificates").

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the Certificates pursuant to and in accordance with the Prospectus and the related pooling and servicing agreement and the related underwriting agreement. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

         Based upon and subject to the foregoing, it is our opinion that:

         1.  The Certificates are legally and validly issued, enforceable under the laws of the State of New York in accordance with their terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

                                                                         Page 2.
Citigroup Commercial Mortgage Securities Inc.
March 29, 2007

         2.  The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus and
             the Prospectus Supplement, while not purporting to discuss all possible federal income tax consequences of investment in the
             Certificates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

         We hereby consent to the filing of this opinion letter by the Depositor in a Current Report on Form 8-K, without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or " experts" within the meaning of Section 11 thereof, with respect to any portion of the
Registration Statement.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood LLP